Anavex presents data on potential dual utility of ANAVEX 2-73 in both amyloid and tau pathology

Hoboken, NJ – July 25, 2011 -- Anavex Life Sciences Corp. (“Anavex”) (OTCBB: AVXL) is pleased to provide a summary of the first of two poster presentations at the Alzheimer’s Association International Conference (AAIC) held in Paris, entitled “The novel aminotetrahydrofuran derivative ANAVEX 2-73 attenuated GSK-3beta and Tau hyperphosphorylation in a nontransgenic Alzheimer’s disease model in mice.”

Researchers injected oligomeric amyloid 25-35 fragments into the brain of mice in order to mimic Alzheimer’s disease (AD), according to a well-established nontransgenic animal model in rodents. Hallmark indicators of AD inside (intracellular) and outside (extracellular) cells can be induced by this model. The intracellular deposits are composed of tau protein. Tau protein, once abnormally phosphorylated and hyperphosphorylated, can clump together within neurons, creating tangles referred to as neurofibrillary tangles (NFTs), which are associated with poorly functioning neurons and cell death. Extracellular deposition of amyloid beta proteins leads to amyloid plaque. In AD, both mechanisms may be at play and can lead to acceleration of each other.

The study tested the hypothesis that drugs which may act as neuroprotectants (an effect that has been previously described for ANAVEX 2-73) can also impact tau phosphorylation generated through this amyloid 25-35 injection model. It is thought that tau phosphorylation, hyperphosphorylation and ultimately NFTs may be triggered via certain key enzymes, such as an increase in glycogen synthase kinase – 3 beta (GSK-3beta).

The researchers experimented with ANAVEX 2-73, the first of a new class, the aminotetrahydrofurans, which are being developed by Anavex as lead small molecules for AD. ANAVEX 2-73 is a mixed sigma-1 agonist, muscarinic-1 agonist and a muscarinic-2 and 3 antagonist, which has shown neuroprotection in animal models. They found that ANAVEX 2-73 dose-dependently prevents memory deficits and also appears to increase levels of Akt, which is a serine/threonine protein kinase, and decrease levels of GSK-3beta, thereby decreasing tau hyperphosphorylation.

“It may be that Akt increase and GSK-3beta decrease is a protective mechanism in AD and is restored by mixed sigma-1 and muscarinic agents such as ANAVEX 2-73,” said Dr. Tangui Maurice, PhD, CNRS Research Director, Team II Endogenous Neuroprotection in Neurodegenerative Diseases INSERM, University of Montpellier, one of the poster authors and a member of the Anavex Scientific Advisory Board. “For the very first time, these data show these mixed sigma and muscarinic agents, such as ANAVEX 2-73, block both amyloid-related toxicity and tau protein-related pathology.”

“We are excited to have had this poster accepted at such a prestigious event as AAIC this year,” said Dr. Cameron Durrant, Executive Chairman of Anavex. “These groundbreaking data may suggest a unique dual mechanism for ANAVEX 2-73 that could potentially ameliorate both amyloid toxicity and tauopathy through one approach. We eagerly await results from the ANAVEX 2-73 Phase I clinical trial, which is scheduled for completion soon.”

The poster is available on the Anavex web site:
http://www.anavex.com/files/AAIC_Poster_Tangui_tau_July_2011.pdf.

About the Alzheimer’s Association International Conference (AAIC)

AAIC (formerly ICAD, the International Conference on Alzheimer’s Disease) is the largest gathering of researchers, clinicians and other stakeholders in Alzheimer’s disease. This year, the conference drew a record-breaking number of dementia scientists to Paris to share the latest ideas, thoughts and theories in the field. Breaking studies captured global media attention as the world's leading experts explored innovative ways to further Alzheimer's research. For more information, please visit www.alz.org/aaic.

About the ANAVEX 2-73 Phase I Clinical Trial

This Phase I clinical trial is a randomized, placebo-controlled study to initially test ANAVEX 2-73 as a single, ascending oral dose in healthy male volunteers between the ages of 18 and 55. The trial seeks to determine the maximum tolerated single dose, safety and pharmacokinetics. The primary objective of this trial is to evaluate the safety and tolerability of ANAVEX 2-73 in humans for the first time. The secondary objective is to determine the pharmacokinetic profile of single oral ascending doses of ANAVEX 2-73.

The Phase I clinical trial is being conducted in Germany in collaboration with ABX-CRO, a clinical research organization that has conducted several Alzheimer’s disease studies, and the Technical University of Dresden.

About Alzheimer’s Disease

While Alzheimer’s disease is most common in people over the age of 65, it can strike adults of any age irrespective of their gender, background or socioeconomic status. According to the Alzheimer’s Association, an estimated 5.4 million Americans are currently living with Alzheimer’s disease. The number of Americans aged 65 and over with Alzheimer’s is estimated to reach 7.7 million in 2030. This represents a 50 percent increase from the 5.2 million Americans aged 65 and older who are currently affected. The Alzheimer’s Association further projects that the number of Americans aged 65 and older who are affected by Alzheimer’s disease may double or triple to between 11 and 16 million by 2050 unless there are developments to prevent or more effectively treat the disease.

About ANAVEX 2-73

ANAVEX 2-73 is the first of a new class of oral drugs being studied to potentially treat Alzheimer’s through disease modification versus only treating its symptoms.

About Anavex Life Sciences Corp.

Anavex Life Sciences Corp. (www.anavex.com) is a specialty pharmaceutical company engaged in the discovery and development of novel drug candidates for the treatment of neurological diseases and cancer. The Anavex proprietary SIGMACEPTOR™ Discovery Platform involves the rational design of drug compounds targeted to specific receptors involved in the modulation of multiple cellular biochemical signaling pathways.

The SIGMACEPTOR™-N program involves the development of novel drug candidates that target neurological and neurodegenerative diseases (Alzheimer's disease, epilepsy, depression, pain). The company's lead drug candidates exhibit high affinity for sigma receptors, which have been extensively documented as potentially valuable drug targets and have demonstrated anti-amnesic and neuroprotective properties. A portfolio of back-up compounds to ANAVEX 2-73 are also in development.

Anavex is a publicly traded company under the symbol AVXL.

Forward-Looking Statements

Statements in this press release that are not strictly historical in nature are forward-looking statements. These statements are only predictions based on current information and expectations and involve a number of risks and uncertainties. Actual events or results may differ materially from those projected in any of such statements due to various factors, including the risks and uncertainties inherent in drug discovery and development, which include, without limitation, the potential failure of development candidates to advance through preclinical studies or demonstrate safety and efficacy in clinical testing and the ability to pass clinical trials so as to move on to the next phase, our ability to retain key employees and our ability to finance development or satisfy the rigorous regulatory requirements for new drugs. Competitors may develop better or cheaper alternatives to our products. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement and Anavex Life Sciences Corp. undertakes no obligation to revise or update this press release to reflect events or circumstances after the date hereof.

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